                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 28, 2000

                       Commission File Number: 000-1095478


                  INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.
             (Exact name of Registrant as specified in its charter)



               BERMUDA                                          98-0155633
               -------                                          ----------
(State of incorporation or organization)                 (IRS Employer I.D. No.)


CLARENDON HOUSE, 2 CHURCH STREET
P.O. BOX HM 1022
HAMILTON HM DX, BERMUDA                                       NOT APPLICABLE
-----------------------                                       --------------
(Address of principal executive offices)                        (Zip Code)


                                 1-441-295-5950
                                 --------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
                                 --------------
                (Former name, former address and former fiscal year,
                         if changed since last report.)

Item 2.  ACQUISTION OR DISPOSITION OF ASSETS

         (a) PURCHASE PRICE AND CONSIDERATION

         On July 28, 2000, interWAVE Communications International, Ltd. (the "Registrant" or "interWAVE") completed the acquisition of Microcellular Systems Limited ("Microcellular") of Tralee, Ireland. In a stock purchase agreement between interWAVE and the shareholders of Microcellular (the "Sellers"), interWAVE agreed to pay, in exchange for all of the outstanding shares of Microcellular, an amount equal to $10 million, as the initial purchase price, payable in 555,556 newly-issued and unregistered shares of common stock, representing $5 million calculated at a fixed price of $9 per share, and $5 million in cash.

         On the date of completion of the acquisition, the closing price of interWAVE's common stock was $16 per share.

         interWAVE further agreed to pay an amount up to $2.5 million of additional cash consideration, contingent on Microcellular achieving certain performance targets. If Microcellular achieves minimum sales of $5 million in the period from July 1, 2000 to June 30, 2001, five-eighths of the additional cash consideration will be paid to the Sellers, in the amount of $1,562,500. The remaining three-eighths of the additional cash consideration will be paid pro-rata to the Sellers in proportion to the achievement of revenue between $5 million and $8 million by Microcellular between July 1, 2000 and June 30, 2001.

         (b) ASSETS OF THE BUSINESS PURCHASED AND INTENDED USE OF THE ASSETS

         Microcellular owns the following subsidiaries: Microcellular Systems Ireland Limited, an Irish corporation with an office in Tralee, Ireland, which employs 13 people; Microcellular Systems, Ltd., a United Kingdom corporation with an office in Bracknell, England, which employs 14 people; and Microcellular Systems USA, a California corporation, with an office in San Diego, California, which employs 13 people. Microcellular has a representative office in Bejing, China which employs 4 people. Microcellular owns twenty percent of Propylon, Inc., an Irish corporation, which develops wireless application protocol ("WAP") software for the wireless enterprise environment.

         Microcellular employs sales people, engineers, radio planners, software developers and systems integrators who are experienced in the sales, network planning, systems integration, testing, installation, commissioning and support of interWAVE's products. Microcellular's assets include inventory and accounts receivable. Microcellular has customer relationships with Nortel Networks and BT CellNet in the United Kingdom, Cosmote in Greece and MTN in South Africa, where corporate wireless networks are being deployed. Microcellular also has customers in Somalia, China and Tajikistan, where wireless community networks are deployed. Microcellular has customers for its Network on Wheels, a mobile GSM network in a van, in the United Kingdom and in China.

         interWAVE intends to use the assets of the business purchased, and the offices of Microcellular, in interWAVE's business. interWAVE intends to continue the business of Microcellular in wireless corporate networks and GSM community networks.

         (c) SOURCE OF THE FUNDS USED IN THE ACQUISTION

         The funds used to acquire Microcellular were from interWAVE's cash accounts.

         (d) ACCOUNTING

         The transaction will be accounted for using purchase accounting.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS

         Registrant expects to file, within the time required, Form 10-K and audited financial statements for interWAVE for the fiscal year ended June 30, 2000. As a result of the significance of the acquisition to those financial statements, registrant will not be filing financial statements for the business acquired.

         (b) PRO FORMA FINANCIAL INFORMATION

          Registrant expects to file, within the time required, Form 10-K and audited financial statements for the fiscal year ended June 30, 2000. As a result of the significance of the acquisition to those financial statements, registrant will not be filing pro forma financial information for the business acquired.

         (c) EXHIBITS

         A copy of the Stock Purchase Agreement dated June 30, 2000 between interWAVE Communications International, Ltd. and the shareholders of Microcellular Systems, Ltd. is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

         A copy of the press release issued by the Registrant on July 28, 2000 concerning the completion of the foregoing transaction is filed herewith as
Exhibit 20.1 and is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2000             interWAVE Communications International, Ltd.



                                   By: /s/ Thomas W. Hubbs
                                       ----------------------------------------
                                       Thomas W. Hubbs
                                       Executive Vice President and
                                       Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number                     Description of Document
-------                    -------------------------------

 10.1 Stock Purchase Agreement, dated June 30, 2000 between Registrant and the shareholders of Microcellular Systems, Ltd.

 20.1 Press Release of Registrant, dated July 28, 2000, announcing the completion of the acquisition of Microcellular Systems Limited, an Irish corporation.